Attestation Pursuant to Rule S-T 302

(Required prior to using an electronic signature to authenticate a conformed signature in an electronic filing)

I, Sivaramakichenane Somasegar, hereby attest that my use of an Electronic Signature (as defined below) to sign a signature page or other document authenticating, acknowledging or otherwise adopting my conformed signature (as defined below) on any filing relating to UiPath, Inc. (the "Company") to be made with the U.S. Securities and Exchange Commission (each an "SEC Filing") constitutes the legal equivalent of my manual signature, and will have full legal effect and enforceability, and be deemed accurate and legitimate for all purposes for which a manual signature would be enforceable, for purposes of authenticating the signature to any SEC Filing for which it is provided. As used herein:

- "Electronic Signature" means my signing via DocuSign, Adobe Sign, or similar system via my email address specified below or via another e-mail address known to the Company to be used by me; and - "conformed signature" means my signature which appears in typed form within a document to be electronically filed with the Securities and Exchange Commission.

This Attestation will expire upon the earlier of (i) such time as I am no longer serving as a director or officer of the Company, except with respect to Section 16 filings, as may be required, and (ii) a revocation by me in writing.

Given the importance of security relating to my Electronic Signature, I commit to promptly notify the Company (i) if I suspect that my email address has been breached or compromised, or (ii) if I change my primary email address for purposes of this Attestation.

Name (typed or block letters): Sivaramakichenane Somasegar
Email (typed or block letters):  Soma@madrona.com  Date: 7/24/2024


AUTHORIZATION LETTER

July 24, 2024

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549
Attn: Filing Desk

To Whom It May Concern:

By means of this letter I authorize Brad Brubaker, Andy Benton, and Laura Rodgers, or any of them individually, to sign on my behalf all forms required under Section 16(a) of the Securities Exchange
Act of 1934, as amended, relating to transactions involving the stock or derivative securities of UiPath, Inc. Any of these individuals is accordingly authorized to sign any Form ID, Form 3, Form 4, Form 5 or amendment to those forms that I am required to file with the same effect as if I had signed them myself.

This authorization will remain in effect until revoked in writing by me.

Yours truly,
/s/ Sivaramakichenane Somasegar

POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of Brad Brubaker, Andy Benton, and Laura Rodgers, signing individually, the undersigned's true and lawful attorneys-in fact and agents to:

(1)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an executive officer, member of the Board of Directors and/or greater than 10% stockholder of UiPath, Inc. (the "Company"), Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 (including any amendments thereto) and timely file such forms with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company, as applicable.

The undersigned has caused this Power of Attorney to be executed as of July 22, 2024.

/s/ Sivaramakichenane Somasegar